Exhibit 10.51

Convertible Promissory Note

USD 5,000,000	November 22, 2021 (the “Effective Date”)

FOR VALUE RECEIVED (BEING USD 5,000,000 PAID TO EITHER THE MAKER (AS DEFINED BELOW) OR YELLOW RIVER CORPORATION LIMITED AT THE OPTION OF THE MAKER), JHD Holdings (Cayman) Limited, a Cayman Islands company having its principal place of business at 14/F Golden Centre, 188 Des Voeux Road Central, Hong Kong (the “Maker ”), promises to pay to Lycos Management, a BVI limited liability company having its principal place of business at OMC Chambers, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the “Holder”), the principal sum of Five Million United States dollars (USD 5,000,000) (the “Principal”), plus interest set forth herein (this “Note”), subject to the conversion of this Note in accordance with Clause 4 below.

The Maker hereby agrees as follows:

1.	Repayment

To the extent that the Note has not been converted into shares of JHD Technologies Limited (“Pubco Shares”), as provided herein, the Maker shall repay the Principal and all accrued interest thereon and any other sums owing under this Note on December 31, 2022 (the “Maturity Date”). For avoidance of doubt, if the Note has converted into Pubco Shares as provided herein, the Maker shall not be obligated to repay the Principal.

2.	Interest

From the Effective Date until the earlier of (a) such date as the Principal shall have been paid in full and (b) the date of the conversion of the Principal in accordance with Clause 4 hereof, interest shall accrue on the unpaid Principal of this Note on a daily basis (without compounding unless interest is overdue) at a rate of ten percent (10%) per annum and shall be calculated and payable in arrears on such earlier date.

3.	Prepayment

Prepayment of the Note shall not be permitted.

4.	Conversion

On the date of the consummation of the transactions contemplated by that certain Business Combination Agreement, dated February 16, 2021, as previously amended and restated, and as may be further amended and/or restated from time to time, by and among East Stone Acquisition Corporation, Navy Sail International Limited, Pubco, Yellow River Mergerco Limited, Yellow River (Cayman) Limited, the Maker, Double Ventures Holdings Limited and the other parties thereto, as amended to date, (the “Closing”), the Note (including the Principal, but excluding accrued interest) will automatically convert into Pubco Shares at the rate of one (1) share of Pubco for every Seven Dollars and Fifty Cents (USD 7.50) so converted, pursuant to and upon the Closing.

5.	Absolute Obligation

Except to the extent that the Note is converted, the Maker hereby unconditionally promises to pay to the Holder, in U.S. Dollars in immediately available funds, the Principal, interest and other amounts owing under this Note when such amounts are due and payable hereunder, without counterclaim, deduction, setoff or other reduction for any reason.

6.	Covenants

6.1	Neither the Maker nor any of its subsidiaries or affiliates shall liquidate themselves or wind-up their business affairs prior to the Maturity Date. Neither the Maker nor any of its subsidiaries or affiliates shall directly or indirectly convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or a substantial part of their business assets to any unrelated person or entity without the prior written consent of the Holder.

6.2	The Maker will do or cause to be done, all things necessary to preserve and keep in full force and effect (a) its existence under the laws of its jurisdiction of organization and (b) its franchises, authority to do business and governmental licenses.

6.3	The Maker shall comply in all respects with the requirements of all laws, rules, regulations, ordinances and orders applicable to its property or business operations.

6.4	The Maker will pay and discharge all taxes (whether or not shown on any tax return, and including in its capacity as withholding agent) imposed upon it or any of its property, before becoming delinquent and before any penalties accrue thereon, unless and to the extent that such taxes are being contested in good faith and by proper proceedings and as to which appropriate reserves are provided in accordance with GAAP.

6.5	The Maker will not fundamentally or substantively alter the character of its business, taken as a whole, from the business conducted by the Maker on the date hereof and other business activities which are extensions thereof or otherwise incidental or related or ancillary to any of the foregoing.

6.6	This Note shall rank pari passu with any other indebtedness of the Maker and the Maker shall not represent to any potential lender that this Note is subordinated to any indebtedness.

7.	Default

7.1	The Holder may, by written notice and without incurring any liability to the Maker, declare an event of default hereunder at any time and with immediate effect, if any of the following events shall have occurred: (i) in the event of (a) the filing of a petition for voluntary or involuntary insolvency or the suspension of payments regarding the Maker; or (b) liquidation or dissolution of the Maker; (ii) in the event the Maker becomes insolvent or unable to pay its debts as they mature or ceases to pay its debts as they mature in the ordinary course of business or makes an assignment for the benefit of its creditors; (iii) in the event the Maker fails to pay any amount due by it under this Note on the dates and in the manner provided herein after having been notified thereof in writing, and has not remedied such failure within fifteen (15) calendar days after the date of such notification; (iv) in the event it shall become unlawful for either the Maker or the Holder to maintain this Note or for the Maker to perform any of its obligations thereunder, or if this Note shall cease to be effective and enforceable in accordance with its terms; (v) in the event that the Maker materially breaches a covenant contained in Clause 6; or (vi) Maker fails to honor any conversion requested by Holder in accordance with Section 4 hereof.

7.2	If an event of default specified in Clause 7.1 occurs, the Holder may, but with no obligation to do so and without incurring any liability to the Maker, declare by written notice to the Maker, that the Principal and all accrued and unpaid interest are immediately due and payable. Upon the occurrence of an event of default, interest on the Principal and all accrued and unpaid interest shall accrue at a rate two hundred (200) basis points higher than the interest rate in effect immediately prior to the occurrence of the event of default. The Holder shall have the right to institute any suit, action or proceeding in equity or at law to enforce its rights under this Note.

7.3	It is the intent of the Maker and the Holder that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law. Solely to the extent necessary to prevent interest under this Note from exceeding the maximum legal rate, the Maker agrees that any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically cancelled, and, if received by the Holder, shall be refunded to the Maker, without interest.

8.	Miscellaneous

8.1	Waivers

No waiver of any provision of this Note, nor consent to any departure from its terms by the Holder, is effective unless the same is in writing, and then such waiver or consent is effective only to the extent set forth therein.

8.2	Payment Instructions

All payments by the Maker to the Holder under this Note shall be made in U.S. Dollars on the respective due dates set forth herein by transfer to the account of the Holder as the Holder shall designate to the Maker from time to time.

8.3	Applicable Law

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States of America.

8.4	Submission to Jurisdiction

The Maker hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York County and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note.

8.5	Successors and Assigns

The Maker may not assign or transfer its rights or obligations hereunder without the Holder’s prior written consent. The Holder may assign its rights hereunder, subject to compliance with applicable U.S. federal securities law, which provide, inter alia, that this Note and the securities to be received upon conversion may not be transferred unless such securities have either been registered for resale with the U.S. Securities and Exchange Commission or an exemption from such registration is available. Without limiting this Section 8.5, the provisions of this Note shall be binding upon the successors and assigns of the Maker and shall inure to the benefit of the successors and assigns of the Maker.

8.6	Headings

The headings of the sections of this Note are for convenience only and shall not control or affect the meaning or construction of any provision of this Note.

8.7	Costs and Expenses

All costs and expenses, including attorneys’ fees, incurred by the Holder in the enforcement of this Note shall be for the account of the Maker.

8.8	Characterization.

The parties hereto agree that this Note constitutes a “PIPE Investment” as such term is defined and employed in the Business Combination Agreement to which the Maker is a party.

(Signature page to Promissory Note follows)

Execution

IN WITNESS WHEREOF, the Maker has executed this Note, by its duly authorized representative, as of the date first above written.

JHD HOLDINGS (CAYMAN) LIMITED (Maker)

Signature:	/s/ Alan Clingman
Name:	Alan Clingman
Title:	Authorized Person
Place:	New York

AGREED:

LYCOS MANAGEMENT (Holder)

Signature:	/s/ B. Prensilevich
Name:	B. Prensilevich
Title:	Director
Place:	Geneva

AGREED (solely in relation to the conversion terms in Section 4)

JHD TECHNOLOGIES INC. (Pubco)

Signature:	/s/ Alan Clingman
Name:	Alan Clingman
Title:	Authorized Person
Place:	New York

(Signature Page to Promissory Note)

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